(LOGO)    Sentinel Funds
          Integrity Since 1934

Registration Line 1.............      Account Number:  xxxxxxxxxx
Registration Line 2.............
Registration Line 3.............      Shares:  xxx,xxx.xxx
Registration Line 4.............
Registration Line 5.............
Registration Line 6.............
Registration Line 7.............



BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THE LOWER PORTION OF THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.


                          SENTINEL GROUP FUNDS, INC.

                             SENTINEL WORLD FUND


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

THE UNDERSIGNED HEREBY APPOINTS KENISTON P. MERRILL, JOSEPH M. ROB AND D. RUSSELL MORGAN AS PROXIES, ACTING BY A MAJORITY OF THOSE PRESENT, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE SHARES OF SENTINEL WORLD FUND HELD OF RECORD BY THE UNDERSIGNED ON APRIL 24, 1996, AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 9, 1996 OR ANY ADJOURNMENT THEREOF.


TO VOTE, MARK THE BLOCKS BELOW AS FOLLOWS X
                              PLEASE DETACH AND RETURN THE LOWER PORTION ONLY
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                             SENTINEL WORLD FUND

Control Code: xxxxxxxxxx  Account Number: xxxxxxxxxx      Shares: xxx,xxx.xxx


For       Against     Abstain

/ /       / /         / /       1)   APPROVAL OF NEW SUB-INVESTMENT ADVISORY
                                     AGREEMENT WITH INVESCO CAPITAL MANAGEMENT
                                     INC.



IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



- ----------------     -------------------------        ------------
SIGNATURE            SIGNATURE (JOINT OWNERS)         DATE

PLEASE SIGN NAME OR NAMES AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE.

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